Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-257748, 333-249125, 333-188979, 333-188978, 333-172531, 333-91187, 333-81841, 333-81847, 333-81857 and 333-218541) of WESCO International, Inc. of our report dated February 20, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 20, 2024